Exhibit 99.1

Amarin Announces Underwriters’ Exercise of Option to Purchase Additional American Depositary Shares

BEDMINSTER, N.J., and DUBLIN, Ireland, August 15, 2016 — Amarin Corporation plc (NASDAQ: AMRN) today announced that, in connection with its previously announced underwritten public offering of American Depositary Shares (“ADSs”), the underwriters of the offering have exercised in full their option to purchase up to an aggregate of 3,165,000 additional ADSs. The exercise of this option increases the size of the offering to an aggregate of 24,265,000 ADSs at a price to the public of $2.85 per ADS. The aggregate net proceeds to the company from this offering are expected to be approximately $64.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The offering, including the purchase of the additional ADSs, is expected to close on or about August 16, 2016, subject to customary closing conditions.

Jefferies LLC and Citigroup Global Markets Inc. are acting as joint book-running managers in the offering. Cantor Fitzgerald & Co. is acting as lead manager and H.C. Wainwright & Co. and SunTrust Robinson Humphrey are acting as co-managers in this offering. Amarin anticipates using the net proceeds from the offering to advance its REDUCE-IT cardiovascular outcomes trial and for general corporate and working capital purposes.

The securities described above are being offered by Amarin pursuant to a shelf registration statement on Form S-3 (No. 333-197936) previously filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2014 and declared effective by the SEC on August 22, 2014. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement relating to these securities may be obtained from Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com or from Citigroup Global Markets Inc., c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Amarin

Amarin Corporation plc is a biopharmaceutical company focused on the commercialization and development of therapeutics to improve cardiovascular health. Vascepa® (icosapent ethyl) capsules, Amarin’s first FDA approved product, are a highly-pure, omega-3 fatty acid product available by prescription.

Disclosure Notice

This press release contains forward-looking statements, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements related to Amarin’s public offering of American Depositary Shares, are forward-looking statements that involve risks and uncertainties. Words such as “intends,” “plans,” “expects,” “may,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not promises or guarantees. These forward-looking statements are based upon Amarin’s current expectations. Actual events and results and the timing of events and results could differ materially from those anticipated in such forward-looking statements. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: risks related to the underwriters’ consummation of their obligation to purchase the securities, whether Amarin will be able to satisfy its obligations to close the offering and the risk that Amarin will not use the proceeds from the offering in the manner contemplated, as well as the risks, uncertainties and other matters detailed in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q and the preliminary prospectus supplement relating to the offering and filed on August 10, 2016. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise, except as required by law.

Amarin contact information:

Investor Relations:

Kathryn McNeil

Investor Relations and Corporate Communications

Amarin Corporation plc

In U.S.: +1 (908) 719-1315

investor.relations@amarincorp.com

Lee M. Stern

Trout Group

In U.S.: +1 (646) 378-2992

lstern@troutgroup.com

Media Inquiries:

Kristie Kuhl

Finn Partners

In U.S.: +1 (212) 583-2791

Kristie.kuhl@finnpartners.com